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                                                                    EXHIBIT 23.2

                       Consent of Independent Accountants

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 9, 2001, relating to the consolidated financial statements and financial statement schedule, which appears in Laboratory Corporation of America Holdings' Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" and "Summary Consolidated Financial Information" in such Registration Statement.

                                              /s/ PricewaterhouseCoopers LLP
                                          -------------------------------------
                                                PricewaterhouseCoopers LLP

Charlotte, North Carolina
May 31, 2001